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                                                                      EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-49268, No. 33-64029, No. 333-29325, No. 333-47320 and No. 333-76954 of Atrix
Laboratories, Inc. on Forms S-8, and No. 333-43191, No. 333-68585, No. 333-55634, No. 333-74702 and No. 333-82250 of Atrix Laboratories, Inc. on Form S-3, of our report, which includes an explanatory paragraph dated March 12, 2003, appearing in this Annual Report on Form 10-K of Atrix Laboratories, Inc. for the year ended December 31, 2002.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Denver, Colorado
March 24, 2003